UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2016

ELECTRO SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

OREGON	0-12853	93-0370304
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13900 NW Science Park Drive, Portland, Oregon		97229
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (503) 641-4141
No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition
On August 2, 2016, Electro Scientific Industries, Inc. (the “Company”) announced its financial results for the first quarter of fiscal 2017. The Company’s press release announcing this event is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 3.02     Unregistered Sales of Equity Securities
On July 29, 2016, the Company entered into an Agreement and Plan of Merger among the Company, ESI Vista Sub, Inc., Visicon Technologies, Inc. (“Visicon”) and the Stockholders’ Representative (the “Merger Agreement”) pursuant to which it agreed to issue up to 784,559 shares of common stock to the stockholders of Visicon. These shares were not registered under the Securities Act of 1933 (the “Act”) and were issued pursuant to the exemption from registration provided by Rule 506(b) promulgated under the Act. For purposes of the Merger Agreement these shares were valued at $5,000,000. See Item 8.01 for an additional description of the transaction.

Item 8.01    Other Events
On July 29, 2016, the Company entered into an Agreement and Plan of Merger among the Company, ESI Vista Sub, Inc., Visicon Technologies, Inc. (“Visicon”) and the Stockholders’ Representative (the “Merger Agreement”) pursuant to which the Company agreed to acquire Visicon for 784,559 shares of the Company common stock, valued at $5,000,000 for purposes of the Merger Agreement, and $3,000,000 in cash, subject to adjustment for indebtedness, transaction expenses, working capital and other items. The merger closed on August 1, 2016.
Due to the adjustments referenced above, including the payment of $1,500,000 to retire Visicon indebtedness, no cash remained to pay Visicon stockholders at closing and the aggregate number of shares of common stock to be issued was reduced to 745,159 shares. Of those shares, 141,220 shares were placed in escrow to serve as a source of payment for any purchase price adjustment or indemnity claims by the Company. The amount of cash paid by the Company at closing was approximately $2,100,000.
Visicon stockholders have contractually agreed to limitations on the sale of the shares of common stock they receive in the merger. No shares can be sold for six months following closing and then twenty five percent of the shares each stockholder receives can be sold in each of the following four three-month periods.

Item 9.01    Financial Statements and Exhibits
(d)Exhibits
99.1    Press release dated August 2, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 2, 2016

Electro Scientific Industries, Inc.

By:	/s/ Paul Oldham
Name:	Paul Oldham
Title:	Senior Vice President of Administration, Chief Financial Officer and Corporate Secretary